Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-36981, No. 33-91196, No. 333-60665, No. 333-64498, No. 333-69042, No. 333-82192, No. 333-82194, No. 333-116476, No. 333-120294, No. 333-128363, No. 333-128364, No. 333-132178, and No. 333-141151 of our report related to the consolidated financial statements of Alliant Techsystems Inc. and subsidiaries (which report expressed an unqualified opinion and included an explanatory paragraph relating to the Company’s changes in its method of accounting for defined benefit pension and postretirement benefit plans and stock-based compensation in the fiscal year ended March 31, 2007) dated May 22, 2007 (January 3, 2008 as to the last two paragraphs and the last table in Note 1), and management’s report on the effectiveness of internal control over financial reporting dated May 22, 2007 appearing in this Annual Report on Form 10-K/A for the year ended March 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, MN
January 3, 2008